UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  September 24, 2004

TRUE TEMPER SPORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

333-72343	Delaware	52-2112620
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

8275 Tournament Drive, Suite 200, Memphis, Tennessee  38125

(Address of Principal Executive Offices)(Zip Code)

(901) 746-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 15, 2004, True Temper Sports, Inc. (“True Temper” or the “Company”), as part of an overall reorganization and recapitalization, entered into a new senior credit facility which includes a $20.0 million non-amortizing revolving credit facility and a $110.0 million term B loan (the “Credit Agreement”).

On September 24, 2004 the Company executed an amendment to its Credit Agreement (the “Amendment”).  The Amendment was approved by True Temper, Credit Suisse First Boston acting as Administrative Agent and Collateral Agent (those terms having the meanings as defined in the Credit Agreement), and by a majority of the lenders who were party to the Credit Agreement on such date.

The Amendment provides adjustments to certain specified financial ratios and tests included in the Credit Agreement.  A copy of the Amendment is attached to this form 8-K as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

The following documents are filed as part of this report:

(a)                Financial Statements of Business Acquired

Not applicable.

(b)               Pro Forma Financial Information

Not applicable.

(c)                Exhibits.

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE TEMPER SPORTS, INC.

Dated: September 30, 2004	/s/ Scott C. Hennessy
	By:	Scott C. Hennessy
	Its:	President and Chief Executive Officer

Dated: September 30, 2004	/s/ Fred H. Geyer
	By:	Fred H. Geyer
	Its:	Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment, dated as of September 24, 2004, to the Credit Agreement, dated as of March 15, 2004, by and among True Temper Corporation, True Temper Sports, Inc, the Lenders identified therein, Credit Suisse First Boston, Antares Capital Corporation, Goldman Sachs Credit Partners L.P. and Merrill Lynch Capital.